UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 6, 2024

ENERPAC TOOL GROUP CORP.
(Exact name of Registrant, as specified in its charter)

Wisconsin	001-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, Wisconsin 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	EPAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2024, Anthony P. Colucci, Executive Vice President, Chief Financial Officer, and Principal Accounting Officer of Enerpac Tool Group Corp. (the “Company”), notified the Company of his decision to resign from his positions with the Company effective March 1, 2024, to assume an executive role at a private equity firm. Mr. Colucci’s decision does not reflect any disagreement with, or the existence of any irregularities in, the Company’s operations, policies, accounting principles, practices, financial statements, or disclosures.

On February 7, 2024, the Company’s Board of Directors appointed P. Shannon Burns as the Company’s Interim Principal Financial Officer and Patrick Dawson as the Company’s Interim Principal Accounting Officer, both of which appointments are effective on March 1, 2024. The Company intends to appoint a Chief Financial Officer successor at a later date.

Mr. Burns, age 53, has served as Head of Financial Planning, Operations, and Decision Support since joining the Company in November 2022. Prior to joining the Company, Mr. Burns was with Harley-Davidson Motor Company, holding various positions in Finance and Investor Relations from August 2011 through November 2022. From June 2007 to August 2011, Mr. Burns was with MillerCoors Brewing Company, serving as a Manager, following ten years with Ernst & Young and seven years with American Express Financial Advisors. Mr. Burns holds a Bachelor’s degree in Accounting from the University of Wisconsin-Oshkosh and is a graduate of Marquette University’s Executive MBA program.

Mr. Dawson, age 45, has served as Corporate Controller since joining the Company in November 2022, after serving as the Director of Accounting of INNIO Group, from November 2020 to November 2022. Mr. Dawson served as Controller of EPIC Systems Corporation from October 2015 to October 2020, after leaving Deloitte & Touche, where he served as Senior Manager from August 2011 to September 2015, after progressing from audit staff to Senior Manager from August 2002. Mr. Dawson is a licensed Certified Public Accountant in the state of Wisconsin. He holds a Bachelor of Business Administration in Accounting and a Masters of Accountancy from the University of Wisconsin-Madison.

In connection with their appointments to these positions, Mr. Burns and Mr. Dawson will be granted restricted stock units under the Company’s amended and restated 2017 Omnibus Incentive Plan, to vest on the second anniversary of the grant date subject to continued employment, having a grant date fair value of approximately $150,000 and $100,000 respectively.  The restricted stock units are to be awarded at the Company’s next quarterly award date, anticipated to be on or about March 15, 2024.

Item 7.01	Regulation FD Disclosure

On February 8, 2024, 2022, the Company issued a press release, which is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information set forth in this Item 7.01 and in Exhibit 99.1 is “furnished” under Item 7.01 of Form 8-K.  Such information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated February 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2024

ENERPAC TOOL GROUP CORP.

By:	/s/ James Denis
James Denis
Executive Vice President, General Counsel and Secretary

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